CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No.333-265678) (the “Registration Statement”) of RiverSource® Structured Solutions annuity of our report dated February 20, 2025, relating to the consolidated financial statements of RiverSource Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such registration statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 25, 2025